Exhibit 99.1

IPASS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

REDWOOD SHORES, CALIF., MAY 8, 2013 - iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprises and telecom service providers, today announced financial results for the first quarter ended March 31, 2013.

“We are pleased to see that for the eighth sequential quarter, iPass has grown Open Mobile revenue at a rapid pace, OM revenue has now surpassed 50% of total Mobility revenue, and most importantly Wi-Fi revenue is growing again after five years of systematic decline,” said Evan Kaplan, president and chief executive officer of iPass. “Now more than ever, I believe it is abundantly clear that the utility of our Open Mobile platform, coupled with the adoption of OM on smartphones and tablets, and the expansion of our global Wi-Fi footprint is a very strong engine for growth and we are confident this is sustainable.”

KEY OPERATING METRICS AND FINANCIAL HIGHLIGHTS

iPass continues to grow Open Mobile (OM) revenue by driving growth in users, Wi-Fi usage, and customers with improving penetration on smartphone and tablet devices.

The following key operating metrics highlight the progress that the company has made in Q1 2013 with the Open Mobile business.

Open Mobile Revenue Growth:

•

Grew Open Mobile revenue by $1.4 million or 15% sequentially, to $10.5 million in Q1 2013, representing over 50% of total Mobility Services revenue, up from 43% in Q4 2012. OM revenue grew 150% in the first quarter over the same quarter in 2012, continuing the strong growth pattern that resulted in growing OM revenue from $8.9 million in fiscal 2011 to $27.0 million in 2012, and now to $10.5 million in Q1 2013.

•

Delivered the eighth sequential quarter of growth in total Open Mobile revenue and Open Mobile Wi-Fi network revenue. OM Wi-Fi network revenue grew by $1.0 million or 25% sequentially, and approximately 250% over Q1 2012.

•

Increased total Wi-Fi sessions by 14% and Wi-Fi usage hours by 12% over Q4 2012. Sessions and hours growth directly correlate with the improving penetration of OM on smartphones and tablets, and the overall higher Wi-Fi consumption rates of the growing OM user base.

Open Mobile User Growth:

•

Grew Open Mobile Wi-Fi network users as a percentage of total Wi-Fi network users from 49% for the month of December 2012 to 56% for the month of March 2013. For the first time since launching the OM platform, OM Wi-Fi network users now exceed legacy Wi-Fi network users. Year over year, the number of OM Wi-Fi network users was 50,000 in March 2013 compared to 15,000 in March 2012, a 230% increase.

•

Nearly doubled the number of Open Mobile smartphone and tablet Wi-Fi network users in March 2013 compared to December 2012. In addition, OM smartphone and tablet Wi-Fi network users continue to represent a growing component of total OM Wi-Fi network users, 27% of users for the month of March 2013, up from 24% for the month of December 2012.

•

Grew Open Mobile platform active monetized users by 24% from 380,000 users for the month of December 2012 to 470,000 users for the month of March 2013, representing 66% of total active monetized users as the company exited the first quarter. Year over year, OM platform active monetized users increased approximately 250%.

Financial Summary

(unaudited; in millions)	Q1‘13	Q4‘12
Revenue:
Mobility Services:	$20.9	$21.2
Open Mobile (1)	10.5	9.1
Legacy iPC (2)	10.4	12.1
iPass Unity Network Services(3)	8.7	8.5

Total Revenue	$29.6	$29.7
GAAP Net Loss	$(3.4)	$(1.5)
Adjusted EBITDA Loss(4)	$(1.4)	$(0.1)
Cash and Cash Equivalents	$24.8	$26.8
Shares of Common Stock Outstanding at Period End	63.3	61.5

(1)	Open Mobile revenue includes OM network and platform and Open Mobile Exchange.
(2)	Legacy iPC revenue includes iPC network and platform, and other revenues.
(3)	Formerly known as Managed Network Services (“MNS”).
(4)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

BUSINESS HIGHLIGHTS

Customer Wins and New Technology Alliances

Mobility Services

Open Mobile Enterprise (OME) Customers

•

Signed 21 new large enterprise customers to Open Mobile during the quarter, including Advent International Corporation, Airbus, Card Protection Plan, Eurocopter, First Reserve Corporation, Freshfields, Lion, Panasonic Australia, and STATS ChipPAC.

•

Continued to sign more than 20 existing enterprise customers to Open Mobile during the first quarter of 2013, including Bain & Company, Brocade, Dolby Laboratories, Eisai, Fenwick & West, Hitachi Power Europe GmbH, KLA-Tencor Corporation, Sarenet, Tate & Lyle, Trimble Navigation, United Technologies Corporation, and Xylem. Overall iPass had more than 700 enterprise customers on Open Mobile at the end of the first quarter of 2013.

Open Mobile Exchange (OMX) Carrier Customers

•

Added four large and strategic carriers during the quarter, further expanding iPass’ reach in North America, Asia Pacific, and Europe, Middle East and Africa (EMEA), with a total of 26 carriers and service provides signed to date.

•

Announced that M1 Limited, a leading provider of mobile, broadband and fixed communications services in Singapore, signed an agreement with iPass to offer its subscribers a global Wi-Fi data roaming service.

•	Announced a partnership with Accuris Networks, an innovator in Wi-Fi roaming, to deliver a solution for device-based authentication, enabling seamless Wi-Fi roaming on both Android and iOS platforms.

iPass Unity Network Services (formerly known as Managed Network Services)

•	Key renewals signed with American Family Insurance and a large US jewelry retailer.

•

Signed Forest City Enterprises, a national real estate company providing a fully managed branch office network solution along with iPass’ new Secure Extend offering, an integrated Cisco Scansafe solution for all of their property management and leasing offices.

iPass Product Advancements and Innovation

•

Recently announced a partnership with Cisco to offer Secure Web Gateway through Advanced Content Security Specialization, allowing iPass to provide a leading security solution for Wi-Fi network deployments.

•

Recent client software developments include ongoing feature enhancements on the iPass’ Open Mobile client for Macintosh including a connection quality advisor, allowing users to test the capability of their current connection and automatic software updates.

iPass Global Wi-Fi Network

•

Incrementally added to iPass’ global footprint of more than 1.2 million commercially available Wi-Fi hotspots in over 120 countries and territories, and millions of community hotspots in the iPass Mobile Network. This unique asset includes leading strategic Wi-Fi venues covering more than 90% of the world’s top 100 airports as well as major hotels, convention centers, commercial airlines, restaurants, retail and small business locations with an infrastructure that is integrated with approximately 140 leading global Wi-Fi operators.

Q2 2013 GUIDANCE

For the second quarter of 2013 ending June 30, 2013, iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$28 - 32 million

Adjusted EBITDA Income / (Loss) (1)	$(0.75) – 0.75 million

(1)	A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the second quarter of 2013 does not include the impact of any foreign exchange gains or losses.

Today’s Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).

The conference call will be accessible by telephone, toll-free at 888-481-2877 or direct dial at 719-325-2376 with a participant confirmation code of 9807410. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its second quarter 2013 results.

The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until June 30, 2013. The confirmation code for the replay is 9807410.

Upcoming Industry Conferences

Various members of the iPass management team will be presenting at Informa Wi-Fi World Summit-Asia during the week of May 27 in Singapore, WBA Wi-Fi Global Congress during the week of June 10 in London, and will provide insights on the company’s leading role in the Wi-Fi data roaming space.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass’ expectations and belief that it is abundantly clear that the utility of the Open Mobile platform, coupled with the adoption of OM on smartphones and tablets, and the expansion of iPass’ global Wi-Fi footprint is a very strong engine for growth, iPass’ confidence that this growth is sustainable, and iPass’ projections of its second quarter 2013 financial results under the caption “Q2 2013 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues; the risk that the Open Mobile platform and Open Mobile Exchange will not achieve the market acceptance iPass expects; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services and iPass Unity Network Services could reduce demand for iPass’ services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the mobility services industry, which could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 15, 2013, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on the U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and Evan Kaplan’s Twitter Feed. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial Measures

This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest income, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, and certain state sales and federal tax charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

About iPass Inc.

iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass delivers the world’s largest commercial-grade Wi-Fi network and trusted connectivity platform. With more than 1.2 million Wi-Fi hotspots in over 120 countries and territories, iPass gives its customers always-on, frictionless connectivity for smartphones, tablets and laptops anywhere in the world – simply, securely and cost effectively. Additional information is available at www.ipass.com or on Smarter Connections, the iPass blog.

INVESTOR RELATIONS CONTACT:

Mike Bishop

The Blueshirt Group

Tel. +1 415 217 4968

Email: mike@blueshirtgroup.com

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

Selected Financial Results and Key User Metrics

Q1 2013

(unaudited; in millions)	Q1’13	Q4’12	Q1’12
Revenue:
Mobility Services:	$20.9	$21.2	$25.2
Open Mobile Enterprise:	10.1	8.8	4.1
Wi-Fi Network	5.0	4.0	1.4
Other Network(1)	1.1	1.1	0.4
Platform	3.8	3.5	2.1
Other	0.2	0.2	0.2
Open Mobile Exchange(2)	0.4	0.3	0.1
Legacy iPC:	10.4	12.1	21.0
Wi-Fi Network	4.4	5.2	10.7
Other Network(1)	3.4	4.1	6.7
Platform	1.4	1.8	3.2
Other	1.2	1.0	0.4
iPass Unity Network Services(3)	8.7	8.5	8.1

Total Revenue	$29.6	$29.7	$33.3
GAAP Net Income/(Loss)	$(3.4)	$(1.5)	$(1.3)
Adjusted EBITDA Income/(Loss)(4)	$(1.4)	$(0.1)	$0.0
Cash and Cash Equivalents	$24.8	$26.8	$25.8
Shares of Common Stock Outstanding at Period End	63.3	61.5	60.5

(1)	Other Network for OM includes commit shortfall revenue. Other Network for Legacy iPC includes commit shortfall, dial and 3G revenue.
(2)	iPass OMX revenue includes both network and platform revenue.
(3)	Formerly Managed Network Services (“MNS”)
(4)	The definition of Adjusted EBITDA is discussed above and the reconciliation of Non-GAAP to GAAP financial measures is presented below.

AVERAGE MONTHLY MONETIZED USERS:

	Q1’13	Q4’12	Q1’12
Open Mobile Users: (1)
Wi-Fi Network Users(2)	46,000	35,000	12,000
Platform Users:
Active (3)	444,000	355,000	91,000
Gross (4)	955,000	822,000	286,000
Legacy Users: (1)
Wi-Fi Network Users	40,000	46,000	92,000
Other Network Users(5)	26,000	28,000	35,000
Platform Users	246,000	286,000	450,000
Total Users (1)	724,000	671,000	582,000
Total Network Users	112,000	109,000	139,000
Total Platform Users	690,000	641,000	541,000
NETWORK GROSS MARGIN: (6)	44.3%	45.5%	46.4%

(1)	Average Monthly Monetized Users (AMMU) metric is based on the number of active users of iPass’ network and/or platform services across both its legacy iPC offering and new Open Mobile Enterprise offerings. The AMMU number represents the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap for total users that may be active users of both Network and Platform services in a given month.
(2)	Starting from the first quarter of 2013, OM Wi-Fi Network Users include In-Flight Wi-Fi Network Users.
(3)	Represents the average number of Open Mobile Enterprise (“OME”) users in the periods presented who were billed platform fees and who have used or deployed Open Mobile.
(4)	Represents the average number of Open Mobile Enterprise users in the periods presented for which Open Mobile platform fees were billed for the period. The difference between Gross and Active Open Mobile platform users is represented by Paying, Undeployed users for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or deployed.
(5)	Represents users of Dial-Up and 3G networks.
(6)	Network Gross Margin is defined as (Mobility Network Revenue plus iPass Unity Revenue less Network Access Costs) divided by (Mobility Network Revenue plus iPass Unity Revenue).

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2013	2012
Assets

Current assets:
Cash and cash equivalents	$24,810	$26,822
Accounts receivable, net of allowance for doubtful accounts of $1,131 and $1,173, respectively	21,283	17,260
Prepaid expenses and other current assets	4,637	5,058

Total current assets	50,730	49,140

Property and equipment, net	6,468	6,549
Other assets	4,149	4,435

Total assets	$61,347	$60,124

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$9,512	$7,496
Accrued liabilities	10,306	8,631
Deferred revenue, short-term	3,771	3,787

Total current liabilities	23,589	19,914

Deferred revenue, long-term	2,532	2,834
Other long-term liabilities	420	475

Total liabilities	$26,541	$23,223

Stockholders’ equity:
Common stock	62	61
Additional paid-in capital	214,733	213,454
Accumulated deficit	(179,989)	(176,614)

Total stockholders’ equity	34,806	36,901

Total liabilities and stockholders’ equity	$61,347	$60,124

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2013	2012
Revenue	$29,629	$33,294

Cost of revenues and operating expenses:
Network access costs	12,757	14,640
Network operations	4,841	5,399
Research and development	3,614	3,702
Sales and marketing	4,917	5,350
General and administrative	6,179	5,259
Restructuring charges (benefits) and related adjustments	600	(4)
Amortization of intangible assets	—	60

Total cost of revenues and operating expenses	32,908	34,406

Operating loss	(3,279)	(1,112)

Interest income	4	3
Foreign exchange losses, net	(73)	(29)

Loss before income taxes	(3,348)	(1,138)

Provision for income taxes	27	137

Net loss	$(3,375)	$(1,275)

Comprehensive loss	$(3,375)	$(1,275)

Basic and diluted net loss per share	$(0.05)	$(0.02)

Weighted average number of common shares outstanding
- Basic	61,892,975	59,757,876
- Diluted	61,892,975 (1)	59,757,876 (1)

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(3,375)	$(1,275)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	750	529
Amortization of intangible assets	—	60
Depreciation and amortization	624	623
Provision for doubtful accounts	(42)	(87)

Changes in operating assets and liabilities:
Accounts receivable	(3,981)	334
Prepaid expenses and other current assets	421	248
Other assets	286	125
Accounts payable	2,041	637
Accrued liabilities	1,675	238
Deferred revenue	(318)	356
Other liabilities	(55)	(52)

Net cash provided by (used in) operating activities	(1,974)	1,736

Cash flows from investing activities:
Purchases of property and equipment	(568)	(1,783)

Net cash used in investing activities	(568)	(1,783)

Cash flows from financing activities:
Proceeds from issuance of common stock	530	420

Net cash provided by financing activities	530	420

Net increase (decrease) in cash and cash equivalents	(2,012)	373
Cash and cash equivalents at beginning of period	26,822	25,439

Cash and cash equivalents at end of period	$24,810	$25,812

Supplemental disclosures of cash flow information:
Net cash paid for taxes	$44	$223
Accrued amounts for acquisition of property and equipment	$296	$511

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

(Unaudited, in thousands)

			Three Months Ended
			March 31,	December 31,	March 31,
			2013	2012	2012
I	Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss)		$(1,388)	$(143)	$33
	(a)	Interest income	4	8	3
	(b)	Income tax expense	(27)	(220)	(137)
	(c)	Depreciation of property and equipment	(624)	(450)	(623)
	(d)	Amortization of intangible assets	—	—	(60)
	(e)	Stock-based compensation	(750)	(637)	(529)
	(f)	Restructuring (charges) benefit and related adjustments	(600)	(10)	4
	(g)	Certain state sales and federal tax items and other discrete items	10	—	34

	GAAP Net Loss		$(3,375)	$(1,452)	$(1,275)

Q2 2013 Guidance

			(Unaudited, in millions)
II	Reconciliation of Q2 2013 Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss)(1)		$(0.75)		$0.75
	(a)	Income tax expense		(0.1)
	(b)	Depreciation of property and equipment		(0.5)
	(c)	Stock-based compensation		(0.7)

	GAAP Net Loss		$(2.05)		$(0.55)

(1)	The Q2 2013 Guidance for Adjusted EBITDA income (loss) does not include the impact of any foreign exchange gains or losses.